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                                                                     Exhibit 4.1



                           SUBURBFED FINANCIAL CORP.

                      1997 STOCK OPTION AND INCENTIVE PLAN


     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options. Options granted as Incentive Stock Options but which, for any reason, fail to qualify as such shall automatically become Non-Qualified Stock Options.

     2. Definitions.  The following definitions are applicable to the Plan:

        "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

        "Award" - means the grant of an Incentive Stock Option or a Non-Qualified Stock Option, as provided in the Plan.

        "Bank" - means Suburban Federal Savings, A Federal Savings Bank and any successor entity.

        "Code" - means the Internal Revenue Code of 1986, as amended.

        "Committee" - means the Committee referred to in Section 3 hereof.

        "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory or honorary director or director emeritus, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory or honorary director or director emeritus, continuous service shall mean availability to perform such functions as may be required of the such directors.

        "Corporation" - means SuburbFed Financial Corp., a Delaware corporation.

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        "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

        "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

        "Exercise Price" - means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

        "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

        "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the NASDAQ System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

        "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Corporation; b) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation;
d) does not receive remuneration from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions and is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

        "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422(b) of the Code.

        "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

        "Participant" - means any director, advisory or honorary director or director emeritus, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

        "Plan" - means the 1997 Stock Option and Incentive Plan of the Corporation.

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        "Shares" - means the shares of common stock of the Corporation.

        "Ten Percent Beneficial Owner" - means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4. Participation in Committee Awards. The Committee may select from time to time Participants in the Plan from those directors, advisory or honorary directors or directors emeritus, officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

     5. Shares Subject to Plan.  Subject to adjustment by the operation of
Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is EIGHTY THOUSAND (80,000). The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

     6. General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Market Value per Share at the date of grant of such Option, (ii) the number of Shares subject to, and the expiration date of, any Option, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The
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Committee may, as a condition of granting any Option, require that a
Participant agree not to thereafter exercise one or more Options previously granted to such Participant.

     7. Exercise of Options.

        (a) Except as provided herein, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant and, except as provided in paragraphs (c) and
(d) of this Section 7, no such Option, may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.

        (b) To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

        (c) If a Participant to whom an Option was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option, at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines, and so provides in the applicable instrument or instruments evidencing the grant of such Option. If the Continuous Service of a Participant to whom an Option was granted by the Corporation is terminated for cause, all rights under any Option of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

        (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option immediately prior to his death, exercise such Option at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option. Following the death of any Participant to

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whom an Option was granted under the Plan, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

        8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

        9. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

        10. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option has been granted at least six months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable

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to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, Or consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.


        11. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 11 shall be deemed a "change of control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause
(iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option such Option theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

        12. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

        13. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

        14. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply


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with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        15. Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing to withhold a sufficient sum from the Participant's compensation payable by the Corporation to satisfy the Corporation's withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable Federal, state and local law.

        16. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 9 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, or (ii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

        17. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, subject to approval of the Plan by stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under
Section 16 hereof.

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                           SUBURBFED FINANCIAL CORP.

                      1997 STOCK OPTION AND INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

ISO NO. ___

     This option is granted on _______ __, 199_ (the "Grant Date") by SuburbFed Financial Corp. (the "Corporation") to ______________________ (the "Optionee"), in accordance with the following terms and conditions:

     1. Option Grant and Exercise Period. The Corporation hereby grants to the Optionee an Option (the "Option") to purchase, pursuant to the Corporation's 1997 Stock Option and Incentive Plan, as the same may be from time to time amended (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ______ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of ________ Dollars ($______) per share. A copy of the Plan as currently in effect, is incorporated herein by reference and is attached hereto.

     This Option shall be exercisable only during the period (the "Exercise Period") commencing on _______ __, 199_ and ending at 5:00 p.m., Flossmoor, Illinois time, on the date ten years after date of Award under the Plan (the "Grant Date"), such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has maintained "Continuous Service" (as defined in the Plan) since the Grant Date. This option shall vest and become exercisable according to the following schedule:

                                                      Amount
                                                    of Initial
                            Date of Vesting        Award Vested
                            ---------------        ------------



During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement, and further subject to the condition that the aggregate Fair Market Value (as defined in the Plan and as determined as of the Grant Date) of the Option Shares with respect to which Incentive Stock Options (as defined in the Plan) are exercisable for the first time by the Optionee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00). The Market Value of an Option Share on the Grant Date of this Option is ________ Dollars ($______). To the extent that this Option, or any part thereof, does not qualify as an Incentive Stock Option for any reason, it shall become a Non-Qualified Stock Option under the Plan.



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     2. Method of Exercise of This Option.  This Option may be exercised during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 12 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise.
Payment shall be made (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or, (ii) if the Committee shall have approved such form of payment, by delivering shares of Common Stock already owned by the Optionee having a Market Value (as defined in the Plan) equal to the Exercise Price for the number of Option Shares to be purchased, or
(iii) if the Committee shall have approved such form of payment, a combination of cash and such shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares or Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

     3. Delivery and Registration of Shares of Common Stock. The Corporation' obligation to deliver shares of Common Stock hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     4. Non-Transferability of This Option. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except in the event of the death of the Optionee, by will or the laws of descent and distribution or (in the event that this Option is a Non-Qualified Stock Option) pursuant to a qualified domestic relations order, as described in the Plan, to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution or (in the event that this Option is a Non-Qualified Stock Option) pursuant to a qualified domestic relations order, as described in the Plan.

     5. Termination of Continuous Service or Death of the Optionee. Except as provided in this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option

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

shall not be exercisable unless the Optionee, at the time of exercise of this Option, has maintained "Continuous Service" (as defined in the Plan) since the Grant Date.

     If the Optionee shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement but excluding death and termination of employment by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of such cessation. If the Continuous Service of the Optionee is terminated by the Corporation or Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

     In the event of the death of the Optionee while in Continuous Service or during the three-month period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution or (in the event that this Option is a Non-Qualified Stock Option) pursuant to a qualified domestic relations order, as described in the Plan, may, but only to the extent the Optionee was entitled to exercise this Option immediately prior to his death, exercise this Option at any time within one year following the death of the Optionee, but in no event later than ten years from the Grant Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution or (in the event that this Option is a Non-Qualified Stock Option) pursuant to a qualified domestic relations order, as described in the Plan, the amount by which the Market Value (as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes.

     6. Notice of Sale. The Optionee or any person to whom the Option or the Option Shares shall have been transferred promptly shall give notice to the Corporation in the event of the sale or other disposition of Option Shares within the later of (i) two years from the Grant Date or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 12 below.

     7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     8. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination


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thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Optionee shall, provided the Option has been granted at least six months prior to such event, have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the Fair Market Value (as defined in the Plan and determined as of the date of such exercise) of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     9. Change in Control, Tender or Exchange Offer. In the event that the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation, or if a tender offer or exchange offer for shares of Common Stock (other than such an offer by the Corporation) is commenced, this Option shall become exercisable in full upon the happening of such event except to the extent that it has previously been exercised or otherwise terminated.

     10. Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

     11. Withholding Tax. Upon the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

     12. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 3301 West Vollmer Road, Flossmoor, Illinois 60422. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.




                                    ISO-4

     13. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

     14. Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Affiliates to terminate the Optionee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

     15. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 12 above.

     IN WITNESS WHEREOF, the parties hereto have caused this INCENTIVE STOCK OPTION AGREEMENT to be executed as of the date first above written.

                                SUBURBFED FINANCIAL CORP.

                           By:
                                -----------------------------------
                                Daniel P. Ryan, President and Chief
                                Executive Officer and Chairman of the Board


                                ACCEPTED:


                                -----------------------------------


                                -----------------------------------
                                (Street Address)


                                -----------------------------------
                               (City, State and Zip Code)

                                    ISO-5

                           SUBURBFED FINANCIAL CORP.

                      1997 STOCK OPTION AND INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

NQSO NO. ___

     This option is granted on _______ __, 199_ (the "Grant Date") by SuburbFed Financial Corp. (the "Corporation") to ______________________ (the "Optionee"), in accordance with the following terms and conditions:

     1. Option Grant and Exercise Period. The Corporation hereby grants to the Optionee an Option (the "Option") to purchase, pursuant to the Corporation's 1997 Stock Option and Incentive Plan, as the same may be from time to time amended (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ______ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of ________ Dollars ($______) per share. A copy of the Plan as currently in effect, is incorporated herein by reference and is attached hereto.

     This Option shall be exercisable only during the period (the "Exercise Period") commencing on _______ __, 199_ and ending at 5:00 p.m., Flossmoor, Illinois time, on the date ten years after date of Award under the Plan (the "Grant Date"), such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has maintained "Continuous Service" (as defined in the Plan) since the Grant Date. This option shall vest and become exercisable according to the following schedule:

                                                      Amount
                                                    of Initial
                            Date of Vesting        Award Vested
                            ---------------        ------------


During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.

     2. Method of Exercise of This Option. This Option may be exercised during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in
Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or, (ii) if the Committee shall



                                    NQSO-1
have approved such form of payment, by delivering shares of Common Stock already owned by the Optionee having a Market Value (as defined in the Plan) equal to the Exercise Price for the number of Option Shares to be purchased, or (iii) if the Committee shall have approved such form of payment, a combination of cash and such shares. Promptly after such payment, subject to
Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

     3. Delivery and Registration of Shares of Common Stock.  The
Corporation's obligation to deliver shares of Common Stock hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     4. Non-Transferability of This Option. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except in the event of the death of the Optionee, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan.

     5. Termination of Continuous Service or Death of the Optionee. Except as provided in this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time of exercise of this Option, has maintained "Continuous Service" (as defined in the Plan) since the Grant Date.

     If the Optionee shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement but excluding death and termination of employment by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of such cessation. If the Continuous Service of the Optionee is


                                    NQSO-2
terminated by the Corporation or Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

     In the event of the death of the Optionee while in Continuous Service or during the three-month period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, may, but only to the extent the Optionee was entitled to exercise this Option immediately prior to his death, exercise this Option at any time within one year following the death of the Optionee, but in no event later than ten years from the Grant Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, the amount by which the Market Value (as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes.

     6. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     7. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Optionee shall, provided the Option has been granted at least six months prior to such event, have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the Fair Market Value (as defined in the Plan and determined as of the date of such exercise) of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

                                    NQSO-3

     8. Change in Control, Tender or Exchange Offer. In the event that the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation, or if a tender offer or exchange offer for shares of Common Stock (other than such an offer by the Corporation) is commenced, this Option shall become exercisable in full upon the happening of such event except to the extent that it has previously been exercised or otherwise terminated.

     9. Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

     10. Withholding Tax. Upon the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

     11. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 3301 West Vollmer Road, Flossmoor, Illinois 60422. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

     12. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

     13. Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Affiliates to terminate the Optionee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

     14. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 11 above.




                                    NQSO-4

     IN WITNESS WHEREOF, the parties hereto have caused this NON-QUALIFIED STOCK OPTION AGREEMENT to be executed as of the date first above written.



                                SUBURBFED FINANCIAL CORP.

                           By:
                                -----------------------------------
                                Daniel P. Ryan, President and Chief
                                Executive Officer and Chairman of the Board


                                ACCEPTED:


                                -----------------------------------


                                -----------------------------------
                                (Street Address)


                                -----------------------------------
                                (City, State and Zip Code)






                                    NQSO-5